HENNY WEE & CO.

Certified Public Accountants

■	Suites S-B, 20/F Neich Tower 128 Gloucester Road, Wanchai, Hong Kong
■	Telephone	:	(852) 2517 7833 (8 Lines)
■	Facsimile	:	(852) 2548 7788
■	E-mail	:	hwco@hkaudit.com

October 25, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We have read Item 4.01 of Current Report on Form 8-K of Great China International Holdings, Inc. (Commission File No. 0-23015) dated October 24, 2007 and are in agreement with the statements contained in Item 4.01.

Sincerely,

/s/ Henny Wee & Co.

Henny Wee & Co.,